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                                                             Exhibit 99.26(e)(1)

EMPLOYER'S APPLICATION

SECURIAN LIFE INSURANCE COMPANY
400 Robert Street North - St. Paul, Minnesota  55101-2098

[SECURIAN(TM) LOGO]

Application is hereby made to Securian Life Insurance Company for a Variable Group Universal Life Insurance Plan providing life insurance and other supplemental benefits as indicated below.

APPLICANT (Policyholder)                             NATURE OF BUSINESS
[ABC Company]                                        [Manufacturing]

ADDRESS (Street, City, State, Zip Code)
[123 Main Street, Anytown, USA  00000]

KEY CONTACT AND TITLE                                TELEPHONE NUMBER                FAX NUMBER
[Bob Johnson, Manager]                               [(000) 111-2222]                [(000) 111-1111]

PLAN EFFECTIVE DATE
[01-01-2005]

COVERAGE APPLIED FOR (CHECK ALL THAT APPLY).

/X/  Variable Group Universal Life (employer paid)
/ /  Accidental Death & Dismemberment
/ /  Waiver of Premium
/ /  [Spouse/Domestic Partner] Variable Group Universal Life
/X/  Variable Group Universal Life (employee paid)
/ /  Child Term Life Rider
/X/  [Spouse or Domestic Partner]/Child Term Life Rider
/X/  Policyholder Contribution Rider
/ /  Other  ____________________________________

PLAN DESIGN

/ /  Option A (Level Death Benefit)
/X/  Option B (Variable Death Benefit)

IRC SECTION 7702 TESTS

/X/  Cash Value Accumulation Test
/ /  Guideline Premium Test

EMPLOYEE

Minimum Coverage                  $ [10,000]
                                    --------------------------
Maximum Coverage                  $ [1,000,000]
                                    --------------------------
Guaranteed Issue Amount           $ [50,000]
                                    --------------------------

[SPOUSE/DOMESTIC PARTNER]

Minimum Coverage                  $ [10,000]
                                    --------------------------
Maximum Coverage                  $ [1,000,000]
                                    --------------------------
Guaranteed Issue Amount           $ [50,000]
                                    --------------------------

[*To be eligible for the guaranteed issue amount specified above, an employee's [spouse or domestic partner] must not be receiving or entitled to receive any disability income due to sickness or injury; confined at home under the care of a physician for sickness or injury; receiving inpatient hospital care; receiving care in a hospice, intermediate care facility or long-term care facility; or in a chemotherapy, radiation therapy or dialysis treatment program.]

CHILD TERM RIDER

Flat Coverage Amounts               $   [1,000]                 Cost     $  [1.00]
                                        ----------------------              ----------------------
                                    $   [2,000]                 Cost     $  [1.25]
                                        ----------------------              ----------------------
                                    $   [3,000]                 Cost     $  [1.50]
                                        ----------------------              ----------------------

Schedule of Insurance - please attach a list of coverage amounts for each employee classification.

When do changes in coverage apply? (Check only one and give date if applicable.)

/ /  First of the month on or following the salary change.

/X/  During annual open enrollment.                   Date: [01-01-2006]
                                                            --------------------

/ /  Other.                                           Date:
                                                            --------------------

ELIGIBILITY: An eligible employee must be actively working at his or her employer's normal place of business at least [20] hours per week on the date he or she signs an application for coverage, and for [20] hours per week for each of the [4] week(s) immediately prior to the date his or her application for coverage (except retirees or other persons as designated) is approved by Securian Life.

Are retirees or any other persons not actively at work to be included in this plan? / / Yes /X/ No

(If yes, please attach a list of retirees or other persons, their ages, amounts of insurance, and under what circumstances we are providing coverage.)

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SECURIAN LIFE AGREES TO PROVIDE:

     1. A life insurance plan to those who have satisfied the eligibility and any underwriting requirements;
     2.   Enrollment materials necessary to implement the plan;
     3. All Underwriting, Claims and Actuarial services necessary for plan administration.

THE PARTICIPATING EMPLOYER AGREES TO PROVIDE:

     1. Employee information to Securian Life to facilitate preparation of enrollment materials and plan set-up.

     2. Payroll deduction facilities to collect premiums from insured employees, accounting for such premiums, and remittance of such premiums to Securian Life.

     3. Reasonable administrative assistance to Securian Life with regard to notification of insured terminations, cancellations, changes in payroll deduction authorizations, and distributing materials to employees.

Securian Life can terminate this agreement by giving the participating employer 61 days advance written notice. The participating employer can terminate this agreement by giving Securian Life 31 days advance written notice. This agreement is effective (date) [12-01-2004] and will remain in effect for a one-year period. Unless terminated by either party, this agreement shall automatically renew for additional one-year periods.

I AGREE THAT BECAUSE THIS APPLICATION IS FOR A VARIABLE GROUP UNIVERSAL LIFE POLICY, THAT SECURIAN LIFE, IF IT IS UNABLE FOR ANY REASON TO COLLECT FUNDS FOR UNITS WHICH HAVE BEEN ALLOCATED TO A SUB-ACCOUNT UNDER THE POLICY APPLIED FOR, MAY REDEEM FOR ITSELF THE FULL VALUE OF SUCH UNITS. IF SUCH UNITS ARE NO LONGER AVAILABLE, IT MAY RECOVER THAT VALUE FROM ANY OTHER UNITS OF EQUAL VALUE AVAILABLE UNDER THE POLICY.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

PARTICIPATING EMPLOYER
[ABC Company]

BY                                                                  TITLE                        DATE
[Bob Johnson]                                                       [Manager]                    [12-01-2004]

EIN NUMBER                                                          SIGNATURE
[4789]                                                              X [/s/ Bob Johnson]

FOR SECURIAN LIFE

AGENT, BROKER OR REGISTERED REPRESENTATIVE
[Sam S. Smith]

AGENCY                                                              DATED AT                     ON
[North Agency]                                                      [Anytown, USA]               [12-01-2004]

AGENT/BROKER/REGISTERED REPRESENTATIVE LICENSE                      SIGNATURE
[987-65-4321]                                                       X [/s/ Sam S. Smith]